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                                                                       EXHIBIT 5

                            McDERMOTT, WILL & EMERY
                       227 West Monroe Street, Suite 3100
                         Chicago, Illinois  60606-5096





                                                                October 21, 1996


Coachmen Industries, Inc.
601 East Beardsley Avenue
Elkhart, Indiana 46514

Ladies and Gentlemen:

        You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission by Coachmen Industries, Inc.
(the "Company") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale of 1,500,000 shares of the Common Stock, without par value, plus up to an additional 225,000 shares of Common Stock granted to the underwriters by the Company to cover over-allotments (the "Shares") to be issued and sold by the Company.

        In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the underwriting agreement which is an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable.

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Coachmen Industries, Inc.
October 21, 1996
Page 2


        We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ McDermott, Will & Emery

                                             McDermott, Will & Emery